                                                                     Exhibit 4.2


                                 AMENDMENT NO. 2

                                       TO

                                 LOAN AGREEMENT
                             DATED DECEMBER 24, 2003
                                 PROVIDING FOR A
                                SECURED TERM LOAN
                              OF UP TO $115,000,000

                         CROWLEY MARINE SERVICES, INC.,
                                  as Borrower,

                                       AND

      The Banks and Financial Institutions listed on Schedule 1 to the Loan
                              Agreement, as Lenders

                                       AND

                                DNB NOR BANK ASA,
                       acting through its New York branch,
                  as Administrative Agent and Security Trustee

                                       AND

                          CROWLEY MARITIME CORPORATION,
                                  as Guarantor

                                  June 30, 2004



                        AMENDMENT NO. 2 TO LOAN AGREEMENT

            THIS AMENDMENT NO. 2 TO LOAN AGREEMENT (this "Amendment") is made as of the 30th day of June, 2004 by and among (i) CROWLEY MARINE SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), (ii) CROWLEY MARITIME CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor" and together with the Borrower, the "Loan Parties"), (iii) the banks and financial institutions whose names and addresses are set out in Schedule 1 to the Loan Agreement (together with any assignee pursuant to Section 9.07 of the Loan Agreement, the "Lenders", and each a "Lender"), (iv) DnB NOR Bank ASA (formerly known as Den norske Bank ASA), acting through its New York branch, as administrative agent for the Lenders (in such capacity the "Administrative Agent") and as security trustee for the Lenders (in such capacity the "Security Trustee"), and amends and is supplemental to the Loan Agreement dated December 24, 2003, as amended by that certain Amendment No. 1 to Loan Agreement dated as of March 15, 2004, made by and among (1) the Borrower, (2) the Guarantor, (3) the Lenders, (4) the Administrative Agent and (5) the Security Trustee (collectively, the "Loan Agreement").

                                WITNESSETH THAT:

            WHEREAS, pursuant to the Loan Agreement, the Lenders made available to the Borrower a secured term loan in the amount of up to U.S.$115,000,000 (the "Loan") the proceeds of which were utilized as provided therein;

            WHEREAS, the Loan Parties have requested, and the Lenders have agreed to amend certain provisions of the Loan Agreement as set forth herein;

            NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

            1. Definitions. Unless otherwise defined herein, words and expressions defined in the Loan Agreement shall bear the same meanings when used herein.

            2. Representations and Warranties. Each of the Loan Parties hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Loan Agreement, the Note and the Security Documents (updated mutatis mutandis).


            3. No Defaults. Each of the Loan Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

            4. Performance of Covenants. Each of the Loan Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Loan Agreement and the Security Documents to which it is a party, on its part to be performed, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby, so long as the Loan Agreement shall remain in effect.

            5. Amendment to the Loan Agreement. Subject to the terms and conditions of this Amendment, the Loan Agreement is hereby amended and supplemented as follows:

(a) Section 1.1 is amended by inserting the following definition of "EBITDAR" immediately following the definition of "EBITDA" and before the definition of "Eligible Assistance":

                        ""EBITDAR" means the operating income plus the sum of
                        (a) depreciation expense, (b) amortization expense and
                        (c) rent or lease expense (reduced by an amount equal to 25% of the first year of time charter commitments used in the Total Debt calculation), in each case, as reflected in the "Consolidated Statement of Operations" of CMC prepared in accordance with GAAP; provided that EBITDAR shall be calculated on a rolling basis for the four fiscal quarters most recently ended."

(b) Section 1.1 is further amended by inserting the following definition of "Total Debt" immediately following the definition of "Title XI Subsidiaries" and before the definition of "Vessels":

                        ""Total Debt" means, as to CMC and its Consolidated Subsidiaries at any time, the aggregate sum of (a) all Indebtedness (as reflected on the Consolidated balance sheet of CMC), (b) future lease commitments (as such future lease commitments are presented in CMC's most recent annual consolidated financial statements that are available at the end of the period delivered to the Lenders pursuant to Section 5.01(a)(i) or in such other statement or report that is publicly disclosed) discounted at a rate of 10% and (c) all Guaranty Obligations valued at the full amount of the underlying obligation (as reflected in the footnote to the consolidated balance sheet of CMC) and other contingent liabilities. For purposes of calculating Total Debt, the total future payments under leases constituting time charters, to be reported by the CMC pursuant to Section 5.01(a), shall be reduced by 25% prior to application of the discount referred to in clause (b) above."

(c)   Section 5.03(a) is amended and restated in its entirety as follows:

                        "(a) Total Debt to EBITDAR Ratio. Maintain, at the end of each fiscal quarter of the Guarantor, a ratio of Total Debt to EBITDAR for the four fiscal quarters ended as of the end of such quarter not greater than the ratio set forth below for each period set forth below:

                     ------------------------------------------
                       FOR EACH FISCAL
                     QUARTER DURING THE      TOTAL DEBT/EBITDAR
                     FISCAL YEAR ENDING            RATIO
                         DECEMBER 31
                     ------------------------------------------
                            2004                 3.25:1.00
                     ------------------------------------------
                            2005                 3.25:1.00
                     ------------------------------------------
                     2006 and thereafter         3.00:1.00
                     ------------------------------------------

(d)   Section 5.03(c) is amended and restated in its entirety as follows:

                        "(c) Consolidated Net Worth. Maintain a Consolidated Net Worth, as measured at the end of each fiscal quarter, in an amount not less than the sum of One Hundred and Seventy Five Million Dollars ($175,000,000) plus 25% of all positive net income of CMC (on a consolidated basis) earned after December 31, 2003 plus 50% of all net proceeds from the sale of any equity interest in the Guarantor or any of the Subsidiaries to any Person other than the Guarantor or any of the Subsidiaries."

            6. No Other Amendment. All other terms and conditions of the Loan Agreement shall remain in full force and effect and the Loan Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

            7. Other Documents. By the execution and delivery of this Amendment, the Loan Parties hereby consent and agree that all references in the Note and the Security Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as further amended by this Amendment.

            8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

            9. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

            10. Headings; Amendment. In this Amendment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This agreement cannot be amended other than by written agreement signed by the parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

                                    CROWLEY MARINE SERVICES, INC.,
                                    as Borrower


                                    By /s/ Albert M. Marucco
                                       ---------------------
                                       Name: Albert M. Marucco
                                       Title: Vice President and Treasurer


                                    CROWLEY MARITIME CORPORATION,
                                    as Guarantor


                                    By /s/ Albert M. Marucco
                                       ---------------------
                                       Name: Albert M. Marucco
                                       Title: Vice President and Treasurer


                                    DNB NOR BANK ASA, acting through its New
                                    York Branch, as Administrative Agent,
                                    Security Trustee and Lender


                                    By /s/ Barbara Gronquist
                                       ---------------------
                                       Name: Barbara Gronquist
                                       Title: Senior Vice President


                                    By /s/ Nikolai A. Nachamkin
                                       ------------------------
                                       Name: Nikolai A. Nachamkin
                                       Title: First Vice President

                                    DVB BANK AG
                                    as  Lender


                                    By /s/ Gorm Eikemo
                                       ---------------
                                       Name: Gorm Eikemo
                                       Title: VP


                                    By /s/ Richard E. Jansen
                                       ---------------------
                                       Name: Richard E. Jansen
                                       Title: VP


                                    RBS LOMBARD, INC.
                                    as  Lender


                                    By /s/ Maureen Carr
                                       ------------------
                                       Name: Maureen Carr
                                       Title: V.P.


                                    FORTIS CAPITAL CORP.
                                    as  Lender


                                    By /s/ Svein Engh
                                       ----------------
                                       Name: Svein Engh
                                       Title: Managing Director


                                    By /s/ Chr.Tobias Backer
                                       ---------------------
                                       Name: Chr.Tobias Backer
                                       Title: Vice President

                                    NORDEA BANK NORGE ASA,
                                    GRAND CAYMAN BRANCH
                                    as  Lender



                                    By /s/ Hans Chr. Kjelsrud
                                       ----------------------
                                       Name: Hans Chr. Kjelsrud
                                       Title: Senior Vice President



                                    By /s/ Alison B. Barber
                                       --------------------
                                       Name: Alison B. Barber
                                       Title: Vice President